UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

AMERICAN FARMLAND COMPANY

(exact name of registrant as specified in charter)

Maryland	001-37592	27-1088083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 484-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results from the Annual Meeting of Stockholders

American Farmland Company (the "Company") held its annual meeting of stockholders (the “Annual Meeting”) on June 7, 2016. There were 16,921,897 shares of common stock entitled to vote at the Annual Meeting as of the April 20, 2016 record date, of which a total of 10,720,762 shares, representing approximately 63.4% of the shares of common stock outstanding and entitled to vote, and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. A brief description of each matter voted upon at the Annual Meeting and the final results with respect to each matter are detailed below.

Proposal 1

Votes regarding the election of eight individuals named below, each to serve as a director until the next annual meeting of stockholders and until their successors are duly elected and qualify were as follows:.

Nominee	For	Withheld	Broker Non-Vote
D. Dixon Boardman	8,265,134	173,961	2,281,667
Thomas S.T. Gimbel	8,284,677	154,418	2,281,667
Geoffrey M. Lewis	8,268,472	170,623	2,281,667
Morton Allan Cohn	8,225,870	213,225	2,281,667
Roberto A. de Guardiola, Jr.	8,260,771	178,324	2,281,667
James B. Hoover	8,268,862	170,233	2,281,667
Terry Allen Kramer	8,225,575	213,520	2,281,667
Mark Wilkinson	8,225,677	213,418	2,281,667

Based on the votes set forth above, all of the  nominees for director were duly elected to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Proposal 2

With respect to the ratification of the audit committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accountant firm for the fiscal year ending December 31, 2016, vote totals are as set forth in the table below:

For	Against	Abstain	Broker Non-Vote
10,459,306	91,230	170,226	0

Based on the foregoing voting results, the appointment of Deloitte as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2016 was duly ratified by the Company’s stockholders.

Item 8.01 Other Events.

Dividend Declaration

On June 7, 2016, the Board of Directors of the Company approved and declared a quarterly cash dividend of $0.0625 per share of the common stock of the Company and a quarterly cash distribution of $0.0625 per unit on the operating partnership units of American Farmland Company L.P. (the “Operating Partnership”) for the second quarter of 2016.  The dividend will be paid on June 30, 2016 to stockholders of record of the Company at the close of business on June 21, 2016.  Similarly, the distribution will be paid on June 30, 2016 to unitholders of record of the Operating Partnership at the close of business on June 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FARMLAND COMPANY.
(Registrant)

Date: June 8, 2016	By:	/s/ Thomas S.T. Gimbel

Thomas S.T. Gimbel
Chief Executive Officer